EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-106268 and 333-111806 on Form S-3, and in Registration Statement Nos. 33-61093, 333-34433, 333-34435, 333-76138, 333-76140, and 333-132738 on Form S-8, of our report dated June 20, 2007 relating to the Piedmont Natural Gas Company, Inc. Payroll Investment Plan appearing in this Annual Report on Form 11-K of Piedmont Natural Gas Company, Inc. for the year ended December 31, 2006.
/s/ McGladrey & Pullen, LLP
Charlotte, North Carolina
June 20, 2007